UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2004
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other	(Commission File	(IRS Employer
Jurisdiction of incorporation)	Number)	Identification No.)

Suite #208 - 750 Terminal Avenue, Vancouver, V6A 2M5 British Columbia, Canada
(Address of principal executive offices)

(604) 713-8052
Registrant's telephone number, including area code

ITEM 5.     OTHER EVENTS

Effective May 10, 2004, we entered a guaranteed 2-year, multi-million dollar agreement to manufacture gourmet chocolates for Walgreens Co. of Deerfield, Illinois (“Walgreens”) under a private label contract. As part of this agreement, we have transferred our trademarks for TruffelinosTM and Truffelinos LiteTM to Walgreens.

Founded in 1901, Walgreens is a national retail pharmacy chain that is largely considered to be the leader in innovative drugstore retailing. Walgreens operates over 4,200 drugstores in 44 states and Puerto Rico.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: May 18, 2004	By:	/s/ Grant Petersen

Grant Petersen
Chief Executive Officer